                                 GRAUBARD MILLER
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174

                                                        March 7, 2006

Jaguar Acquisition Corporation
1200 River Road, Suite 1302
Conshohocken, Pennsylvania 19428

Dear Sirs:

         Reference is made to the Registration Statement on Form S-1
("Registration Statement") filed by Jaguar Acquisition Corporation ("Company"), a Delaware corporation, under the Securities Act of 1933, as amended ("Act"), covering (i) 4,000,000 Units, with each Unit consisting of one share of the
Company's common stock (4,000,000 shares), par value $.0001 per share (the
"Common Stock"), and warrants (8,000,000 warrants) (the "Warrants") to purchase two shares of the Company's Common Stock (8,000,000 shares) to the underwriters for whom EarlyBirdCapital, Inc. is acting as representative (collectively, the
"Underwriters"), (ii) up to 600,000 Units (the "Over-Allotment Units")
representing 600,000 shares of common stock and 1,200,000 warrants (to purchase
1,200,000 shares of common stock), which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) up to 400,000
Units (the "Purchase Option Units") representing 400,000 shares of common stock and 800,000 warrants (to purchase 800,000 shares of common stock), which
EarlyBirdCapital, Inc. will have the right to purchase ("Purchase Option") for its own account or that of its designees, (iv) all shares of Common Stock and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase
Option Units and (v) all shares of Common Stock issuable upon exercise of the
Warrants included in the Units, Over-Allotment Units and Purchase Option Units.
In addition, the Registration Statement relates to the re-sale by certain of the
Company's initial stockholders and their affiliates of an aggregate of 116,667
Units (the "Insider Units") representing 116,667 shares of common stock and
233,334 warrants (to purchase 233,334 shares of common stock), as well as the shares of Common Stock issued as part of the Insider Units, the Warrants issued as part of the Insider Units and the shares of Common Stock issuable upon exercise of the Warrants included in the Insider Units.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.
With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Units, the Over-Allotment Units, the Purchase Option Units, the
Warrants and the Common Stock to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the Registration
Statement, will be duly authorized, validly issued, fully paid and non assessable.

         2. The shares of Common Stock included in the Insider Units and the shares of Common Stock issuable upon exercise of the Warrants included in the
Insider Units to be sold to certain of the Company's initial stockholders and their affiliates, when issued and sold in accordance with and in the manner described in the Subscription Agreements between the Company and such purchasers, and the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

         3. Each of the Purchase Option and Warrants constitutes legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

         We are opining solely on all applicable statutory provisions of
Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration
Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                                Very truly yours,

                                                /s/ Graubard Miller